SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                        PERRY ELLIS INTERNATIONAL, INC.
               (Name of Registrant as Specified in Its Charter)


   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                        PERRY ELLIS INTERNATIONAL, INC.
                             3000 N.W. 107th Avenue
                              Miami, Florida 33172

                               ----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 2001
                               ----------------

To the Shareholders of Perry Ellis International, Inc.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Perry Ellis International, Inc., a Florida corporation (the "Company"), will be held at the Company's principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 10:00 A.M. on June 12, 2001 for the following purposes:

     1. To elect three directors of the Company to serve until 2004; and

     2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on May 1, 2001 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors,


                                        Fanny Hanono,
                                        Secretary

Miami, Florida
May 8, 2001

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                        PERRY ELLIS INTERNATIONAL, INC.


                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 2001

                            ----------------------
                                PROXY STATEMENT
                            ----------------------

                    TIME, DATE AND PLACE OF ANNUAL MEETING


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Perry Ellis International, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 10:00 A.M. on June 12, 2001, and at any adjournments or postponements thereof (the "Annual Meeting") pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is May 8, 2001. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 3000 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 592-2830.


                         INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                        PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

     1. To elect three directors of the Company to serve until 2004;

     2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.


                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on May 1, 2001 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,555,874 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals covered by this Proxy Statement. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                         BENEFICIAL SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation-Summary Compensation Table"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. The Company is not aware of any beneficial owner of more than 5% of the outstanding Common Stock other than as set forth in the following table.

              Name and Address                                      % of Class
         of Beneficial Owner(1)(2)             Number of Shares     Outstanding
-------------------------------------------   ------------------   ------------
George Feldenkreis(3) .....................        2,021,546            29.1
Oscar Feldenkreis(4) ......................        1,406,978            20.8
Fanny Hanono(5) ...........................          398,648             6.1
Salomon Hanono(5)(6) ......................          434,898             6.6
Neal S. Nackman(7) ........................           20,000              *
GFX, Inc. .................................          361,525             5.5
Joseph Roisman(8) .........................           21,750              *
Allan Zwerner(9) ..........................           18,750              *
Ronald Buch(10) ...........................           25,750              *
Gary Dix(11) ..............................           42,800              *
Joseph P. Lacher(12) ......................           17,000              *
Leonard Miller(13) ........................           78,250             1.2
All directors and executive officers
  as a group(11 persons) ..................        3,915,336            53.2
FMR Corporation
  82 Devonshire Street
  Boston, Massachusetts 02109(14) .........          672,940            10.3
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401(15) ..............          429,800             6.6

----------------
  *  Less than 1%.
 (1) Except as otherwise indicated, the address of each beneficial owner is c/o Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, Florida 33172.
 (2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock in which such persons have the right to acquire a beneficial interest within 60 days from the Record Date.

 (3) Represents (a) 1,176,325 shares of Common Stock held by George Feldenkreis, (b) 400,000 shares of Common Stock issuable upon the exercise of stock options held by George Feldenkreis, (c) 361,525 shares of Common Stock held by GFX, Inc. (f/k/a Carfel, Inc.) ("GFX") of which company Mr. Feldenkreis is a director, executive officer and principal shareholder and
     (d) 83,690 shares of Common Stock held by a charitable foundation of which George Feldenkreis, Oscar Feldenkreis and Fanny Hanono are each directors and officers (the "Foundation").
 (4) Represents (a) 1,122,288 shares of Common Stock held by a limited partnership of which Oscar Feldenkreis is the sole shareholder of the general partner and the sole limited partner, (b) 1,000 shares of Common Stock held by Mr. Feldenkreis directly, (c) 200,000 shares of Common Stock issuable upon the exercise of stock options held by Oscar Feldenkreis and
     (d) 83,690 shares held by the Foundation.
 (5) Represents (a) 314,958 shares of Common Stock held by a limited partnership of which Fanny Hanono is the sole shareholder of the general partner and the sole limited partner and (b) 83,690 shares held by the Foundation. Salomon Hanono and Fanny Hanono are husband and wife.
 (6) Also includes 36,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Hanono.
 (7) Represents 20,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Nackman. Mr. Nackman's employment agreement was not renewed by the Company.
 (8) Represents (a) 1,500 shares of Common Stock held by Mr. Roisman and (b) 20,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Roisman.
 (9) Represents 18,750 shares of Common Stock issuable upon the exercise of stock options held by Mr. Zwerner.
(10) Represents (a) 750 shares of Common Stock held by Mr. Buch and (b) 25,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Buch.
(11) Represents (a) 4,000 shares of Common Stock held by Mr. Dix, (b) 1,800 shares of Common Stock held in trust for his children, (c) 750 shares held in an individual retirement account and (d) 36,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Dix.
(12) Represents (a) 2,000 shares of Common Stock held by Mr. Lacher, (b) 5,000 shares held by Mr. Lacher's spouse and (c) 10,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lacher.
(13) Represents (a) 42,000 shares of Common Stock held by Mr. Miller and (b) 36,250 shares of Common Stock issuable upon the exercise of stock options held by Mr. Miller.
(14) Based solely on information contained in amendment to Schedule 13G dated December 31, 2000 filed with the Securities and Exchange Commission ("Commission"). All 672,940 shares of Common Stock are owned by Fid Low Priced Stock Fund, a wholly owned subsidiary of FMR Corporation.
(15) Based solely on information contained in Schedule 13G dated December 31, 2000 filed with the Commission.

                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the Board of Directors be divided into three classes. Each class of directors serves a staggered three-year term. Gary Dix, Leonard Miller and George Feldenkreis hold office until the 2001 Annual Meeting. Ronald L. Buch, Salomon Hanono and Joseph
P. Lacher hold office until the 2002 Annual Meeting. Allan Zwerner and Oscar Feldenkreis hold office until the 2003 Annual Meeting. Richard W. McEwen, a Director since September 1994, will be retiring from the Board of Directors at the 2001 Annual Meeting.

     At the Annual Meeting, three directors will be elected by the shareholders to serve until the Annual Meeting to be held in 2004 or until their successors are duly elected and qualified. The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the three persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

Nominees

     The persons nominated as directors are as follows:

Name                               Age                 Position with the Company
-------------------------------   -----   --------------------------------------------------
George Feldenkreis ............    65     Chairman of the Board and Chief Executive Officer
Gary Dix(1) ...................    53     Director
Leonard Miller(1)(2) ..........    71     Director

----------------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

     George Feldenkreis founded the Company in 1967, has been involved in all aspects of its operations since that time and served as the Company's President and a Director until February 1993, at which time he was elected Chairman of the Board and Chief Executive Officer. He is a member of the Board of Directors of the Greater Miami Jewish Federation and is a trustee of the University of Miami.

     Gary Dix was elected to the Company's Board of Directors in May 1993. Since February 1994, Mr. Dix, a certified public accountant, has been a partner at Mallah Furman & Company, P.A., an accounting firm in Miami, Florida. From 1979 to January 1994, Mr. Dix was a partner of Silver Dix & Hammer, P.A., another Miami accounting firm.

     Leonard Miller was elected to the Company's Board of Directors in May 1993. Mr. Miller has been Vice President and Secretary of Pasadena Homes, Inc., a home construction firm in Miami, Florida, since 1959.

     The Board of Directors Recommends a Vote for Approval of All of the Nominees for Election as Directors.

     Set forth below is certain information concerning the directors who are not currently standing for election and the executive officers who are not directors:


                                                                                              Term
Name                             Age                Position with the Company                Expires
-----------------------------   -----   -------------------------------------------------   --------
Oscar Feldenkreis ...........    41     President, Chief Operating Officer and Director       2003
Joseph Roisman ..............    54     Executive Vice President                              N/A
Fanny Hanono ................    40     Secretary-Treasurer                                   N/A
Allan Zwerner ...............    56     President of Licensing and Director                   2003
Ronald L. Buch ..............    65     Director                                              2002
Salomon Hanono ..............    51     Director                                              2002
Joseph P. Lacher(1) .........    55     Director                                              2003

----------------
(1) Member of Audit and Compensation Committee.

     Oscar Feldenkreis was elected Vice President and a Director in 1979 and joined the Company on a full-time basis in 1980. Mr. Feldenkreis has been involved in all aspects of the Company's operations since that time and was elected President and Chief Operating Officer in February 1993. He is also a member of the Greater Miami Jewish Federation.

     Joseph Roisman was appointed Executive Vice President in September 1995. Previously, Mr. Roisman, who has been employed by the Company since 1988, held the position of Vice President, Sales. Mr. Roisman was also employed by the Company from 1970 to 1982 in various sales capacities. Form 1982 to 1988, Mr. Roisman was employed in similar capacities by Euro American Fashion, Inc.

     Fanny Hanono was elected Secretary-Treasurer of the Company in September 1990. From September 1988 to August 1990, Mrs. Hanono served as the Company's Assistant Secretary and Assistant Treasurer. From 1988 until February 2001, Ms. Hanono was employed by GFX, which was an importer and distributor of automotive parts and is currently employed as a Vice President by SPX Filtran, which acquired substantially all of GFX's assets.

     Allan Zwerner was elected President of Licensing and a Director in April 1999. From September 1998 to April 1999, Mr. Zwerner was Senior Vice President-General Merchandising Manager, Menswear at J. Crew Group, Inc. From March 1982 to September 1998, Mr. Zwerner served in a number of executive positions at Federated Department Stores, Inc. most recently serving as Senior Vice President-General Merchandising Manager for Market and Product Development, Men's and Children's Clothing.

     Ronald L. Buch was elected to the Company's Board of Directors in January 1996. Prior to his retirement in 1995, Mr. Buch was employed by K-Mart Corporation for over 39 years, most recently as Vice President and General Merchandise Manager.

     Salomon Hanono was elected to the Company's Board of Directors in February 1993. From 1987 until February 2001, Mr. Hanono was employed by GFX in various executive capacities and is currently employed as a Vice President by SPX Filtran, which acquired substantially all of GFX's assets.

     Joseph P. Lacher was elected to the Company's Board of Directors in September 1999. Since 1991, Mr. Lacher has been State President for Florida operations of BellSouth Telecommunications, Inc.

From 1967 to 1990, Mr. Lacher served in various management capacities at AT&T corporate headquarters and at Southern Bell. Mr. Lacher is a director of SunTrust of Miami, N.A. and a trustee of Florida International University Foundation.

     George Feldenkreis is the father of Oscar Feldenkreis and Fanny Hanono and the father-in-law of Salomon Hanono. There are no other family relationships among the Company's directors and executive officers.

     The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the third succeeding annual meeting of shareholders after their respective and until their successors have been duly elected and qualified.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% percent of the Company's Common Stock to file reports of beneficial ownership and changes in ownership of the Company's Common Stock with the Commission. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, with respect to the fiscal year ended January 31, 2001 ("Fiscal 2001"), all filing requirements applicable to its directors, executive officers and greater than 10% percent beneficial owners were complied with except that a result of an administrative oversite one report was not timely filed to reflect one transaction executed by George Feldenkreis.

Meetings and Committees of the Board of Directors

     During Fiscal 2001, the Board of Directors held five formal meetings. During Fiscal 2001, no director attended fewer than 75% of the number of meetings of the Board of Directors and each Committee of the Board of Directors of which he was a member held during the period he served on the Board.

     The only committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board does not have a nominating or similar committee.

     The Audit Committee is presently comprised of Gary Dix, Joseph P. Lacher and Leonard Miller. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors.

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of the Board of Directors and as "independent" is defined under the standards of the National Association of Securities Dealers, these directors are independent of management and free of any relationships that would interfere with their exercise of independent judgement as members of the Audit Committee. The Audit Committee met on three occasions during Fiscal 2001.


     The Compensation Committee is presently comprised of Leonard Miller and Richard W. McEwen, who is retiring from the Board of Directors at the 2001 Annual Meeting. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's stock option plans and Incentive Compensation Plan. The Compensation Committee met on one occasion during Fiscal 2001. Following the 2001 Annual Meeting, Joseph P. Lacher will replace Richard W. McEwen on the Compensation Committee.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following compensation table sets forth for the fiscal years ended January 31, 2001, 2000 and 1999, the cash and certain other compensation earned by the Chief Executive Officer ("CEO") and such other executive officers whose annual salary and bonus exceeded $100,000 during Fiscal 2001 (together with the CEO, collectively, the "Named Executive Officers"):


                                      Annual Compensation                     Long-Term Compensation Awards
                                --------------------------------   ---------------------------------------------------
                                                                    Securities Underlying       LTIP       All Other
                                 Fiscal      Salary      Bonus           Option/SAR's         Payouts     Compensation
Name and Principal Position       Year        ($)         ($)                (#)               ($)(1)        ($)(2)
-----------------------------   --------   ---------   ---------   -----------------------   ---------   -------------
George Feldenkreis                2001     500,000      250,000                 --                 --        31,804
 Chairman and CEO                 2000     400,000      250,000            250,000                 --         7,101
                                  1999     270,833       55,000            150,000                 --         3,200

Oscar Feldenkreis                 2001     600,000           --                 --            475,000        16,242
 President and Chief              2000     370,000      630,000            100,000                 --        18,051
 Operating Officer                1999     370,000      470,000             55,000                 --        22,741

Joseph Roisman                    2001     170,000       17,000                 --                 --         6,000
 Executive Vice President         2000     165,000       33,000                 --                 --         9,215
                                  1999     152,000       15,000              6,000                 --         7,860

Neal S. Nackman(3)                2001     244,400       20,000                 --                 --            --
 Chief Financial Officer          2000     156,980       20,000             30,000                 --            --
 since June 1999

Allan Zwerner                     2001     363,125       70,000                 --                 --        11,700
 President of Licensing           2000     270,577           --             25,000                 --            --
 since April 1999

----------------
(1) The dollar amount represents payments made under the Company's Incentive Compensation Plan.
(2) The dollar amount represents Company contributions for the Named Executive Officers under the Company's 401(k) plan and Company payments for a car allowance, a leased vehicle or life insurance.
(3) Mr. Nackman's employment agreement was not renewed by the Company.

Option Grants in Last Fiscal Year

     There were no option grants made during Fiscal 2001 to any of the Named Executive Officers.

Stock Options Held at End of Fiscal 2001

     The following table indicates the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers as of January 31, 2001. No options to purchase stock were exercised by any of the Named Executive Officers in Fiscal 2001.


                                     Number of Securities              Value of Unexercised
                                    Underlying Unexercised             In-the-Money Options
                                 Options at Fiscal Year-End(#)       at Fiscal Year-End($)(1)
                                -------------------------------   ------------------------------
Name                             Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------------   -------------   ---------------   -------------   --------------
 George Feldenkreis .........      400,000                0                 0                 0
 Oscar Feldenkreis ..........      200,000                0                 0                 0
 Joseph Roisman .............       15,000            5,250                 0                 0
 Neal S. Nackman(2) .........       10,000           20,000                 0                 0
 Allan Zwerner ..............       12,500           12,500                 0                 0

----------------
(1) Based on the Nasdaq National Market last sales price for the Company's Common Stock on January 31, 2001 in the amount of $6.00 per share.
(2) Mr. Nackman's employment agreement was not renewed by the Company.

Compensation of Directors

     During Fiscal 2001, non-employee directors were compensated at the rate of $5,000 per quarter up to a maximum of $20,000 per annum. Directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. Directors are also entitled to receive options under the Company's stock option plans. During Fiscal 2001, each non-employee director was granted options to purchase 10,000 shares of Common Stock at an exercise price of $5.19 per share. As of the Record Date, the following options granted to non-employee directors were outstanding:


                               Number of     Exercise       Expiration
      Name of Optionee           Shares      Price($)          Date
---------------------------   -----------   ----------   ----------------
Ronald L. Buch ............      10,000        5.19      January 4, 2011
                                 10,000        8.81       April 22, 2009
                                  5,000       15.75          May 7, 2008

Gary Dix ..................      10,000        5.19      January 4, 2011
                                 10,000        8.81       April 22, 2009
                                  5,000       15.75          May 7, 2008
                                 11,250        8.00         June 2, 2005

Richard W. McEwen .........      10,000        5.19      January 4, 2011
                                 10,000        8.81       April 22, 2009
                                  5,000       15.75          May 7, 2008
                                  7,500        8.00         June 2, 2005

Leonard Miller ............      10,000        5.19      January 4, 2011
                                 10,000        8.81       April 22, 2009
                                  5,000       15.75          May 7, 2008
                                 11,250        8.00         June 2, 2005

Salomon Hanono ............      10,000        5.19      January 4, 2011
                                 10,000        8.81       April 22, 2009
                                  5,000       15.75          May 7, 2008
                                 11,250        8.00         June 2, 2005

Joseph P. Lacher ..........      10,000        5.19      January 4, 2011

Employment Agreements

     The Company is a party to an employment agreement with Oscar Feldenkreis, the President and Chief Operating Officer, which was renewed in May 2000 for a two-year period. The employment agreement provides for an annual salary of $600,000, subject to annual cost-of-living increases, and an annual bonus in the form of a performance bonus, equal to 3.5% of pre-tax fiscal 2001 income with a minimum of $475,000 bonus and a maximum of $675,000 bonus. The employment agreement also prohibits Mr. Feldenkreis from directly or indirectly competing with the Company for one year after termination of his employment for any reason except the Company's termination of Mr. Feldenkreis without cause. Upon termination of the employment agreement by reason of his death or disability, Mr. Feldenkreis or his estate will receive a lump sum payment equal to one year's salary plus a bonus as may be determined by the Compensation Committee in its discretion.

     The Company is party to an employment agreement with George Feldenkreis, the Chairman of the Board and Chief Executive Officer, which was renewed in May 2000 for a two-year period. The employment agreement provides for an annual salary of $500,000, subject to annual cost-of-living increases, and an annual bonus in the form of a performance bonus to be determined by the Compensation Committee up to a maximum of $250,000. George Feldenkreis' employment agreement contains termination and non-competition provisions similar to those set forth in Oscar Feldenkreis' agreement.

     The Company is party to an employment agreement with Allan Zwerner, the President of Licensing, which is effective for a three-year period commencing April 23, 1999. In connection with the employment agreement, Mr. Zwerner was granted options under the Company's option plans to purchase 25,000 shares of Common Stock at an exercise price of $8.81 per share. The employment agreement provides for an annual salary of $350,000, and an annual bonus, up to a maximum of $175,000, based on performance guidelines.

Compensation Committee Report on Executive Compensation

     Under rules established by the Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

  Compensation Philosophy

     The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of the Company's goals and performance.

     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. This alignment is amplified by the extensive holdings by management of Company Common Stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and the responsibilities assumed by the executive.

     The Compensation Committee intends to review the Company's existing management compensation programs on an ongoing basis and will (i) meet with the chief executive officer to consider and set mutually agreeable performance standards and goals for members of senior management and/or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and (ii) consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee and the agreed-upon standards and goals. The Compensation Committee has not yet considered or approved the individual or corporate performance goals or standards for the fiscal year ending January 31, 2002 with respect to the Company's management incentive programs.

  Chief Executive Officer Compensation

     The principal factors considered by the Board of Directors in determining Fiscal 2001 salary and bonus for George Feldenkreis, the Chairman of the Board and Chief Executive Officer of the Company, included an analysis of the compensation of chief executive officers of public companies within the Company's industry and public companies similar in size and capitalization to the Company. The Compensation Committee also considered the Company's Fiscal 2001 earnings, expectations for the fiscal year ending January 31, 2002 and other performance measures in determining George Feldenkreis' compensation, but there was no specific relationship or formula by which such compensation was tied to Company performance. The Company also considered that, notwithstanding the fact that his employment agreement does not require Mr. Feldenkreis to devote more than 50% of his working time to the affairs of the Company, the fact that Mr. Feldenkreis has devoted the vast majority of his working time to the affairs of the Company.

  Other Executive Officers' Compensation

     Fiscal 2002 base salary and bonus for the Company's other executive officers were determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance during Fiscal 2001, compensation levels at competitive publicly held companies and the Company's historical compensation levels. Although Company performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance.

  Stock Options

     The Company maintains stock option plans which are designed to attract and retain directors, executive officers and other employees of the Company and to reward them for delivering long-term value to the Company. No options to purchase shares were granted to executive officers during Fiscal 2001.

   /s/ Leonard Miller
   /s/ Richard W. McEwen

Compensation Committee Interlocks and Insider Participation

     None.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return on the Nasdaq Stock Market-US Index and The S&P Textile-Apparel Manufacturer Index commencing on January 31, 1996 and ending January 31, 2001.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG PERRY ELLIS INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET-U.S. INDEX
                      AND THE S&P TEXTILE (APPAREL) INDEX

                               [GRAPHIC OMITTED]



                                                  January 31,
                         -------------------------------------------------------------
                            1997         1998         1999         2000         2001
                         ----------   ----------   ----------   ----------   ---------
Perry Ellis ..........    $118.75      $129.69      $200.00      $142.58      $ 75.00
Nasdaq US ............     131.11       154.69       242.14       378.42       265.46
S&P Textiles .........     119.73       116.67       106.72        70.39       100.22

----------------
* Assumes that $100 was invested on January 31, 1996 in the Company's Common Stock or on January 31, 1996 in the Nasdaq Stock Market Index or The S&P Textile (Apparel) Index, and that all dividends are reinvested.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

     2. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

     3. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence.

     4. Based on the review and discussion referred to in paragraphs (1) through
        (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, for filing with the Securities and Exchange Commission.

     /s/ Gary Dix
     /s/ Joseph P. Lacher
     /s/ Leonard Miller

                           AUDIT AND NON-AUDIT FEES

     For the fiscal year ended January 31, 2001, fees for services provided by Deloitte & Touche LLP were as follows:



A.     Audit ........................................................    $ 154,000
B.     Financial Information Systems Design Implementation ..........    $       0
C.     All Other Fees, consisting of corporate tax
       consulting ($91,650) and other services ($10,000). ...........    $ 101,650

                             CERTAIN TRANSACTIONS

Lease Agreements

     The Company leases certain office and warehouse space owned by George Feldenkreis, the Company's Chairman of the Board and Chief Executive Officer. Rent expense, including taxes, for these leases amounted to $316,257, $265,000, and $546,000 for the years ended January 31, 2001, 2000 and 1999, respectively.


Licensing Agreements

     The Company is party to licensing agreements (the "Isaco License Agreements") with Isaco International, Inc. ("Isaco"), pursuant to which Isaco was granted the exclusive license to use the Natural Issue and Perry Ellis brand names in the United States and Puerto Rico to market a line of men's underwear and loungewear. The principal shareholder of Isaco is the father-in-law of Oscar Feldenkreis, the Company's President and Chief Operating Officer. Royalty income earned from the Isaco License Agreements amounted to $1,085,310, $438,000 and $298,000 for the years ended January 31, 2001, 2000, and 1999, respectively.

     The Company believes that its arrangements with George Feldenkreis and Isaco are on terms at least as favorable as the Company could secure from a non-affiliated third party.

                                OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2002 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than January 15, 2002.

     Shareholder proposals intended to be presented at, but not included in the Company's proxy materials for, that meeting must be received by the Company no later than March 30, 2002, at its principal executive offices; otherwise, such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them.

                                        By Order of the Board of Directors,


                                        Fanny Hanono,
                                        Secretary

Miami, Florida
May 8, 2001

Appendix A

                        PERRY ELLIS INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER

     The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

     In meeting its responsibilities, the audit committee is expected to:

1. Provide an open avenue of communication between the internal auditors, the independent accountants, and the board of directors.

2.   Review and update the committee's charter annually.

3. Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

4. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

5. Confirm and assure the independence of the internal auditor and the independent accountants, including a review of management consulting services and related fees provided by the independent accountants.

6. Inquire of management, the director of internal auditing, and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

7. Consider, in consultation with the independent accountants and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountants.

8. Consider with management and the independent accountants the rationale for employing audit firms other than the principal independent accountants.

9. Review with the director of internal auditing and the independent accountants the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10. Consider and review with the independent accountants and the director of internal auditing:

     (a) The adequacy of the company's internal controls including computerized information system controls and security.

     (b) Any related significant findings and recommendations of the independent accountants and internal auditing together with management's responses thereto.

11. Review with management and the independent accountants at the completion of the annual examination:

     (a) The company's annual financial statements and related footnotes.

     (b) The independent accountant's audit of the financial statements and his or her report thereon.

     (c) Any significant changes required in the independent accountants' audit plan.

     (d) Any serious difficulties or disputes with management encountered during the course of the audit.

     (e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

12.  Consider and review with management and the director of internal auditing:


     (a) Significant findings during the year and management's responses thereto.

     (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     (c) Any changes required in the planned scope of their audit plan.

     (d) The internal auditing department budget and staffing.

13. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

14. Review with management, the independent accountants, and the director of internal auditing the interim financial report before it is filed with the SEC or other regulators.

15. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountants.

16. Review with the director of internal auditing and the independent accountants the results of their review of the company's monitoring compliance with the company's code of conduct.

17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

18. Meet with the director of internal auditing, the independent accountants, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

19. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

20. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

21. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

22. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

23. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

     The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors.

     The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

                        PERRY ELLIS INTERNATIONAL, INC.

                ANNUAL MEETING OF SHAREHOLDERS -- JUNE 12, 2001
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        PERRY ELLIS INTERNATIONAL, INC.

     The undersigned hereby appoints George Feldenkreis and Oscar Feldenkreis as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock, $.01 par value per share, of Perry Ellis International, Inc. (the "Company") held of record by the undersigned on May 1, 2001 at the Annual Meeting of Shareholders to be held on June 12, 2001 or any adjournment or adjournments thereof.

     [ ] FOR ALL THE NOMINEES LISTED BELOW         [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)      to vote for all nominees
                                                       listed below
         George Feldenkreis   Gary Dix   Leonard Miller

     (INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.)

________________________________________________________________________________

     In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposal 1.


                                        Dated:____________________________, 2001

                                        ________________________________________
                                                      (Signature)

                                        ________________________________________
                                                      (Signature)

                                        PLEASE SIGN HERE
                                        Please date this proxy and sign your
                                        name exactly as it appears hereon.

                                        Where there is more than one owner,
                                        each should sign. When signing as an
                                        agent, attorney, administrator,
                                        executor, guardian, or trustee, please
                                        add your title as such. If executed by
                                        a corporation, the proxy should be
                                        signed by a duly authorized officer who
                                        should indicate his office.

     PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.